                     Exhibit 99.1

JLL Income Property Trust
Sells Southern California Industrial Property

Disposition Adds to Capital to Reinvest at Attractive New Market Cycle

Chicago (March 10, 2025) – JLL Income Property Trust, an institutionally-managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $6.6 billion in portfolio equity and debt investments, announced the sale of an 80,000 square foot light industrial/flex property located at 237 Via Vera Cruz in the San Diego submarket of San Marcos, CA.

This disposition aligns with JLL Income Property Trust’s long-term track record of harvesting gains and reinvesting capital into property sectors and markets that are better positioned for higher point forward returns. Acquired in 2021, the sale of this property supports the fund’s recycling strategy targeting stronger properties positioned for better long-term growth.

“This property proved to be an outstanding investment for us, generating an attractive internal rate of return during our three-year hold period,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “With a recent zoning change driving investor interest to this location, this disposition was an opportunity for us to sell out of a vacancy in our portfolio, increase our capital available to make new investments, and redeploy into more core, stabilized assets at the early stages of a new market cycle for real estate.”

Over its 12-year history, JLL Income Property Trust has sold 50 properties at values totaling over $1.3 billion, in aggregate trading on an arms-length basis within 1% of the most recent independent appraised value, all the while utilizing an institutional, independent valuation methodology – a valuation practice unique from many others in the NAV REIT industry.

JLL Income Property Trust’s allocation to industrial investments remains significant even after this disposition. At $2.0 billion, investments in the industrial sector across 57 properties comprise 32% of JLL Income Property Trust’s $6.6 billion diversified portfolio.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX)
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management | Investing Today. For Tomorrow.
LaSalle Investment Management is one of the world’s leading real estate investment managers. On a global basis, LaSalle manages US$88.2 billion of assets in private and public real estate equity and debt investments as of Q3 2024. LaSalle’s diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit www.lasalle.com, and LinkedIn.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Alissa Schachter
LaSalle Investment Management
Telephone: +1 312 339 0625
Email: Alissa.schachter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com